Regency Centers Corporation

               Preferred Stock, Depositary Shares and Common Stock


                             Underwriting Agreement
                             ----------------------


                                                                  March 27, 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Ladies and Gentlemen:

       From time to time Regency Centers Corporation, a Florida corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its preferred stock, depositary shares or common stock (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

       The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the resolutions of the board of directors of the Company or a duly appointed committee thereof identified in the Pricing Agreement.

       1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of




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the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

       2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (a) A registration statement on Form S-3 (File No. 333-37911), including post-effective amendment No. 1 thereto (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein



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

       pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual or special report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;



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

                (d) Neither the Company nor any of its subsidiaries (including Regency Centers, L.P., a Delaware limited partnership (the "Partnership")) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners' capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Company or any of its subsidiaries (including the Partnership) in excess of $20,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any material adverse change in excess of $20,000,000, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, partners' capital or results of operations of the Company and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Prospectus and except that on March 18, 2003, the Partnership redeemed $35 million of Series C Preferred Units and $40 million of Series E Preferred Units for 101% of their liquidation preference, using funds provided by the Partnership's line of credit, and granted the holders a put option for 60 days thereafter to sell an additional $25 million of such preferred units to the Partnership on the same terms and conditions (the "March 2003 Partnership Redemption");

                (e) The Company and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Company and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (including the Partnership);

                (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and


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

       is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

                (g) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof in the Prospectus as amended or supplemented; and, except as set forth on Exhibit A, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit A and directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable;

                (h) The Designated Securities have been duly and validly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will be duly and validly issued and fully paid and, except as set forth in the Prospectus under the captions "Description of Common Shares -- Shareholder Liability" and "Description of Preferred Shares -- Shareholder Liability", non-assessable; and the Designated Securities conform to the description thereof contained in the Registration Statement and the Prospectus as amended or supplemented with respect to such Designated Securities; upon issuance of depositary receipts ("Receipts") evidencing depositary shares against the deposit of Securities in respect thereof in accordance with the provisions of a deposit agreement ("Deposit Agreement"), such Receipts will be duly and validly issued and the persons in whose names the Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                (i) The Mirror Partnership Units (as defined in Section 7(i) below) have been duly and validly authorized and issued and are fully paid and non-assessable, and have the same rights, preferences, terms and provisions as the Designated Securities.

                (j) This Agreement has been duly authorized, executed and delivered by the Company; and any Deposit Agreement will be duly authorized, executed and delivered by the Company and will be a valid, binding and enforceable obligation of the Company

                (k) None of the transactions contemplated by this Agreement or any Pricing Agreement (including, without limitation, the use of the proceeds from the sale of the Designated Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                (l) Prior to the date hereof, neither the Company nor any of its affiliates (including the Partnership) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or


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

       manipulation of the price of any security of the Company or the Partnership in connection with the offering of the Designated Securities;

                (m) The issue and sale of the Securities and the compliance by the Company and the Partnership with all of the provisions of the Securities, the Deposit Agreement, this Agreement and any Pricing Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Partnership) is a party or by which the Company or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Subsidiaries) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including the Partnership) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Partnership of the transactions contemplated by this Agreement or any Pricing Agreement, except such as have been, or will have been prior to the Time of Delivery (as defined in Section 4 hereof), obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                (n) Neither the Company nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, By-laws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                (o) The statements set forth in the Registration Statement under the captions "Description of the Common Stock", "Description of Preferred Stock", "Description of Depositary Shares", "Federal Income Tax Considerations", and "Plan of Distribution" are, and the statements made in the Prospectus as amended or supplemented under corresponding or similar captions to the extent made are, insofar as such statements constitute a summary of the terms of the Securities and the laws and documents referred to therein, are accurate and complete in all material respects;

                (p) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Partnership) is a party or of which any property of the Company or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity, partners' capital or results of operations of the Company and its subsidiaries (including the Partnership); and, to the best of the Company's


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

       knowledge and the Partnership's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (q) The Company has qualified to be taxed as a real estate investment trust pursuant to Sec-tions 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of the fiscal years from its inception through the most recently completed fiscal year and the Company' s present and contemplated organization, ownership, method of operation, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future;

                (r)  Neither the Company nor the Partnership has knowledge of
       (a) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collec-tively, "Hazardous Materials") on any of the properties owned by it in violation of law or in excess of regulatory action levels or (b) any unlaw-ful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would materi-ally adversely affect the condition, financial or otherwise, or the earnings, busi-ness affairs or business prospects of the Company or the Partnership; and in connection with the construction on or operation and use of the properties owned by the Company and the Partnership, neither has any knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regula-tions, agency requirements, ordinances and administrative and judicial orders;

                (s) Neither the Company nor the Partnership is, and after giving effect to the offering and sale of the Securities, will be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                (t) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and the Partnership and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

       3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities thereof, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

       4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.


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

       5.   The Company agrees with each of the Underwriters of any Designated
Securities:

              (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

              (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters in New York City with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request and, if the delivery of a prospectus is required at any time in connection with the offering or


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

       sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

              (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

              (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of Company which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

              (f) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

              (g) During a period of five years from the date of the Prospectus, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and
       (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

              (h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement and any Pricing Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

              (i) If the Company elects to rely upon Rule 462(b), the Company and the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this


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

       Agreement, and the Partnership and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

       6. The Company covenants and agrees with each of the several Underwriters that, whether or not the transactions contemplated in this Agreement and the Pricing Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following expenses incident to the performance of its obligations: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses, including the cost of all audits, statements or reports, in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, the Deposit Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any fees and expenses relating to the eligibility and issuance of Securities in book-entry form and the cost of obtaining CUSIP or other identification numbers fo the Securities
(vi) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing certificates for Securities; all expenses in connection with the issue and delivery of the Securities to the Underwriters as contemplated in Section 1 hereof; (viii) the fees and expenses of any transfer agent or registrar or dividend disbursing agent or depositary and the reasonable fees and disbursements of counsel for any such agent of agent in connection with the Securities; (viii) all Federal and State taxes (if any) payable (not including any transfer tax) upon the issue of the Securities; (ix) fees and expenses incurred in connection with any listing of the Securities on a securities exchange; (x) the Company's costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

       7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

              (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c) Foley & Lardner, counsel for the Company, shall have furnished to the Representatives their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented; the Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                   (ii) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable;

                   (iii) Each of the Company and the Partnership has been duly qualified as a foreign corporation or other organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or the Partnership, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                   (iv) Each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation or other organization in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock or partnership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares or as set forth on Exhibit A hereto) are owned directly or indirectly by the Company, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or the Partnership or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                   (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Partnership) is a party or of which any property of the Company or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, partners' capital, stockholders' equity or results of operations of the Company and its subsidiaries (including the Partnership); and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (vi) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

                   (vii) The Designated Securities have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Securities conform to the descriptions thereof in the Prospectus as amended or supplemented;

                   (viii) The Mirror Partnership Units have been duly
              and validly authorized and issued and are fully paid and non-assessable, and have the same rights, preferences, terms and provisions as the Designated Securities.

                   (ix) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Deposit Agreement, the Pricing Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries (including the Partnership) is a party or by which the Company or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Partnership) is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body known to us having jurisdiction over the Company or any of its subsidiaries (including the Partnership) or any of their properties;

                   (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company and the Partnership of the transactions contemplated by this Agreement or the Pricing Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                   (xi) Neither the Company nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation or By-laws, its Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us to which it is a party or by which it or any of its properties may be bound;

                   (xii) The statements set forth in the Prospectus under the captions "Description of Common Stock", "Description of Preferred Stock", "Description of Depositary Shares" and "Description of Series 3 Preferred Stock and Depositary Shares Description", insofar as they purport to constitute a summary of the terms of the Designated Securities, and under the captions "Federal Income Tax Considerations", "Certain Federal Income Tax Considerations" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                   (xiii) The Company has qualified to be taxed as a
              real estate invest-ment trust pursuant to Sections 856 through 860 of the Code for each taxable year since its inception through the most recently completed fiscal year, and based on assumptions set forth in the Prospectus and certain representations of the Company, including but not limited to those set forth in an Officer's Certificate, the Company's present and contemplated organization, ownership, method of opera-tion, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future;

                   (xiv) Neither the Company nor the Partnership is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                   (xv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                   (xvi) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Partnership and the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection
              (xii) of this Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Partnership and the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Partnership and the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company and the Partnership prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

              (d) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Company and the Partnership who have certified the financial statements of the Company and its subsidiaries, the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

              (e) (i) Neither the Company nor any of its subsidiaries (including the Partnership) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated
       Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock, mortgage loans payable or long-term debt of the Company or any of its subsidiaries (including the Partnership) or in the partners' capital, mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners' capital, stockholders' equity or results of operations of the Company and its subsidiaries (including the Partnership), taken as a whole, than is otherwise set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities and other than the March Partnership Redemption (as defined in Section 2(d)), the effect of which, in any such case described in Clause (i) or (ii), is material and adverse, in the judgment of the Representatives, and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market or proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus as first amended or supplemented relating to the Designated Securities;

              (f) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's or the Partnership's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Partnership's debt securities or preferred stock;

              (g) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"); (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change, in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in Clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

              (h)  The Company shall have complied with the provisions of
       Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

              (i) The Partnership has duly authorized and issued Partnership Interests (as defined in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 1, 2001) in number and amount equal to and of the same rights, preferences, terms and provisions as the Designated Securities.

              (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

       8. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, expenses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each person who controls any Underwriting as aforesaid for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

       (b) Each Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, expenses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein at its own expenses, or if it so elects, to assume the defense, jointly with any other indemnifying party similarly notified, such defense being conducted by counsel satisfactory to the indemnified party, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expenses of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to subsection (a) above, and by the Company, in the case of parties indemnified pursuant to subsection (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement and judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this subsection (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, expense, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the Prospectus relating to such Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, expenses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

       (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company and the Partnership within the meaning of the Act.

       9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

       (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

       11. If any Pricing Agreement shall be terminated pursuant to Section 7(g) or 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

       12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

       15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

       If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof.



                                        Very truly yours,

                                        Regency Centers Corporation



                                        By:

                                               Name:
                                               Title:




Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated



By:. . . . . . . . . . . . . . . . .

                                                                         ANNEX I
                                Pricing Agreement


                                                    . . . . . . . . . . . , 20..

Morgan Stanley & Co. Incorporated
As Representative of the several
Underwriters named in Schedule I hereto
         1585 Broadway
      New York, New York 10036


Ladies and Gentlemen:

         Regency Centers Corporation, a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 27, 2003 (the "Underwriting Agreement"), between the Corporation and Morgan Stanley & Co. Incorporated to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.



                                        Very truly yours,


                                        Regency Centers Corporation




                                        By:

                                            Name:
                                                 Title:





Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated



By: . . . . . . . . . . . . . . . . . .

On behalf of each of the Underwriters

                                   SCHEDULE I
                                                             Principal
                     Underwriter                             Amount of
                                                             Designated
                                                             Securities
                                                               to be
                                                             Purchased

Morgan Stanley & Co. Incorporated.                           $

                                                             $

[Names of other Underwriters]





















                  Total                                      $

                                   SCHEDULE II


Title of Designated Securities:



Number of Shares:

         $

Price to Public:

         $                 per share

Purchase Price by Underwriters:

         $                 per share

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

                  a.m. (New York City time) on               , 20

Dividend Payment Dates:

         [months and dates, commencing ....................., 20..]

Redemption Provisions:



Closing location for delivery of Designated Securities:



Additional Closing Conditions:

Names and addresses of Representatives:

         Designated Representatives:

         Address for Notices, etc.:

Other Terms:

                                                                        ANNEX II


         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i)They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

                  (ii)In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representative or representatives of the Underwriters (the "Representatives") such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives;

                  (iii)They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's and the Partnership's quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (iv)The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company's and the Partnership's Annual Reports on Form 10-K for such fiscal years;

                  (v)They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi)On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A)(i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's and the Partnership's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                  (B)any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (C)the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's and the Partnership's Annual Reports on Form 10-K for the most recent fiscal year;

                  (D)any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E)as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated mortgage loans payable or long-term debt of the Company and its subsidiaries or the Partnership and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F)for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vii)In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries and the Partnership and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or the Partnership and its subsidiaries and have found them to be in agreement.

         All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the

Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

                       EXHIBIT A TO UNDERWRITING AGREEMENT

    Subsidiaries of Regency Centers Corporation and Equity Ownership Thereof


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

Regency Centers, L.P.                                  Delaware        Regency Centers Corporation
                                                                       Regency Centers Texas, LLC
                                                                       Outside Investors

Regency Remediation, LLC                               Florida         Regency Centers, L.P.

Equiport Associates, L.P.                              Georgia         Regency Centers, L.P.
                                                                       Outside Investors

Queensboro Associates, L.P.                            Georgia         Regency Centers, L.P.
                                                                       Real Sub, LLC (Outside Investor)

Northlake Village Shopping Center, LLC                 Florida         Regency Centers, L.P.

Regency Southgate Village Shopping                     Alabama         Regency Centers, L.P.
   Center, LLC

RRG Holdings, LLC                                      Florida         Regency Centers, L.P.

Regency Realty Group, Inc.                             Florida         Regency Centers, L.P.



                                                                       RRG Holdings, LLC


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

Regency Realty Colorado, Inc.                          Florida         Regency Realty Group, Inc.
                                                                       Snowden Leftwich
                                                                       (See Note 2)

Chestnut Powder, LLC                                   Georgia         Regency Realty Group, Inc.

Marietta Outparcel, Inc.                               Georgia         Regency Realty Group, Inc.

Thompson-Nolensville, LLC                              Florida         Regency Realty Group, Inc.

Dixon, LLC                                             Florida         Regency Realty Group, Inc.

Rhett-Remount, LLC                                     Florida         Regency Realty Group, Inc.

Edmunson Orange Corp.                                  Tennessee       Regency Realty Group, Inc.

Tulip Grove, LLC                                       Florida         Regency Realty Group, Inc.

Hermitage Development, LLC                             Florida         Regency Realty Group, Inc.

West End Property, LLC                                 Florida         Regency Realty Group, Inc.

Tinwood, LLC                                           Florida         Regency Realty Group, Inc.

Mountain Meadow, LLC                                   Delaware        Regency Realty Group, Inc.

Middle Tennessee Development, LLC                      Delaware        Regency Realty Group, Inc.

Hermitage Development II, LLC                          Florida         Regency Realty Group, Inc.

Bordeaux Development, LLC                              Florida         Regency Realty Group, Inc.

Atlantic-Pennsylvania, LLC                             Florida         Regency Realty Group, Inc.


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

8th and 20th Chelsea, LLC                              Delaware        Regency Realty Group, Inc.

Slausen Central, LLC                                   Delaware        Regency Realty Group, Inc.
Jog Road, LLC                                          Florida         Regency Realty Group, Inc.
                                                                       Outside Investor

Southland Centers II, LLC                              Florida         Jog Road, LLC

Broadman, LLC                                          Delaware        Regency Realty Group, Inc.

GME/RRG I, LLC                                         Delaware        Regency Realty Group, Inc.
                                                                       Outside Investor

K&G/Regency II, LLC                                    Delaware        Regency Realty Group, Inc.
                                                                       GME Anaheim, LLC (Outside Investor)

RRG-RMC-Tracy, LLC                                     Delaware        Regency Centers, L.P.
                                                                       RMC Tracy, LLC (Outside Investor)

Regency Ocean East Partnership Limited                 Florida         Regency Centers, L.P.
                                                                       WLD Realty, Ltd. (Outside Investor)

Regency Woodlands/Kuykendahl, Ltd.                     Texas           Regency Centers, L.P.
                                                                       HEB Grocery Company, LP (Outside Investor)

OTR/Regency Colorado Realty Holdings, L.P.             Ohio            Regency Centers, L.P.
                                                                       OTR (nominee for State Teachers
                                                                       Retirement Board of Ohio)


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

OTR/Regency Texas Realty Holdings, L.P.                Ohio            Regency Centers, L.P.
                                                                       OTR (nominee for State Teachers
                                                                       Retirement Board of Ohio)

R&KS Dell Range, LLC                                   Wyoming         Regency Centers, L.P.

T&M Shiloh Development Company                         Texas           Regency Centers, L.P.
                                                                       Topvalco

T&R New Albany Development Company LLC                 Ohio            Regency Centers, L.P.


Luther Properties, Inc.                                Tennessee       Regency Realty Group, Inc.

Regency Realty Group, N.E.                             Florida         Regency Realty Group, Inc.

Vista Village, LLC                                     Delaware        Regency Realty Group, Inc.
                                                                       Civic Partners Vista Village I, LLC

Valleydale, LLC                                        Florida         Regency Realty Group, Inc.

East Towne Center, LLC                                 Delaware        Regency Realty Group, Inc.

Regency/DS Ballwin, LLC                                Missouri        Regency Realty Group, Inc.
                                                                       DS Ballwin Partners, Inc. (Outside
                                                                       Investor)

Regency Centers Advisors, LLC                          Florida         Regency Centers, L.P.

RC Georgia Holdings, LLC                               Georgia         Regency Centers, L.P.


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

Regency Centers Georgia, L.P.                          Georgia         RC Georgia Holdings LLC
                                                                       Regency Centers, L.P.

Regency Centers Texas, LLC                             Florida         Regency Centers Corporation

Columbia Regency Retail Partners, LLC                  Delaware        Regency Centers, L.P.
                                                                       Oregon Public Employees
                                                                          Retirement Fund

Columbia Regency Texas 1, L.P.                         Delaware        Regency Texas 1, LLC
                                                                       Columbia Regency Retail
                                                                          Partners, LLC

Regency Texas 1, LLC                                   Delaware        Columbia Regency Retail
                                                                          Partners, LLC

Macquarie CountryWide-Regency, LLC                     Delaware        Regency Center, L.P.
                                                                       Macquarie CountryWide (US)Corporation

MCW-RC FL-King's, LLC (fka MCW-RC Florida, LLC)        Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC FL-Anastasia, LLC                               Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC FL-Ocala, LLC                                   Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC FL-Shoppes at Pebblebrooke, LLC                 Delaware        Macquarie CountryWide-Regency, LLC


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

MCW-RC FL-Shoppes at 104, LLC                          Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC NC-Oakley, LLC (fka MCW-RC North Carolina,      Delaware        Macquarie CountryWide-Regency, LLC
LLC)

MCW-RC SC-Merchant's, LLC (fka MCW-RC South            Delaware        Macquarie CountryWide-Regency, LLC
Carolina, LLC)

MCW-RC VA-Brookville, LLC (fka MCW-RC Virginia, LLC)   Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC Texas GP, LLC                                   Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC TX-Hebron, LLC (fka MCW-RC Texas, L.P.)         Delaware        Macquarie CountryWide-Regency, LLC
                                                                       MCW-RC Texas GP, LLC


MCW-RC GA-Lovejoy, LLC (fka MCW-RC Georgia, LLC)       Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC GA-Orchard, LLC                                 Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC CO-Cheyenne, LLC                                Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC CA-Campus, LLC (fka MCW-RC California), LLC     Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC CA-Garden Village, LLC                          Delaware        Macquarie CountryWide-Regency, LLC


          ENTITY                                     JURISDICTION              OWNER(S)
---------------------------------------------------------------------------------------------------------------------

MCW-RC WA-James, LLC (fka MCW-RC Washington, LLC)      Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC AL-Trace Crossing, LLC                          Delaware        Macquarie CountryWide-Regency, LLC

MCW-RC KY-Silverlake, LLC (fka MCW-RC Kentucky, LLC)   Delaware        Macquarie CountryWide-Regency, LLC

Columbia Retail Washington 1, LLC                      Delaware        Columbia Regency Retail Partners LLC

Columbia Cascade Plaza, LLC                            Delaware        Columbia Regency Retail Washington 1, LLC

                                                                       Columbia Regency Retail Partners, LLC

Columbia Retail Texas 2, LLC                           Delaware        Columbia Regency Retail Partners, LLC

Columbia Retail MacArthur Phase II, LP                 Delaware        Columbia Retail Texas 2, LLC

                                                                       Columbia Regency Retail Partners, LLC



                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Regency Centers, L.P.                                 General Partnership                          1.0%
                                                      Limited Partnership                         96.3%
                                                      Limited Partnership                          2.7%

Regency Remediation, LLC                              Member                                       100%

Equiport Associates, L.P.                             General Partnership                           55%
                                                      Limited Partnership                           45%

Queensboro Associates, L.P.                           General Partnership                           50%
                                                      Limited Partnership                           50%

Northlake Village Shopping Center, LLC                Member                                       100%

Regency Southgate Village Shopping                    Member                                       100%
   Center, LLC

RRG Holdings, LLC                                     Member                                       100%

Regency Realty Group, Inc.                            Preferred Stock                              100%
                                                         (See Note 1)
                                                      Common Stock                                   7%
                                                         (See Note 1)
                                                      Common Stock                                  93%
                                                         (See Note 1)

                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Regency Realty Colorado, Inc.                         Common Stock                                  80%
                                                      Common Stock                                  20%


Chestnut Powder, LLC                                  Member                                       100%

Marietta Outparcel, Inc.                              Common Stock                                 100%

Thompson-Nolensville, LLC                             Member                                       100%

Dixon, LLC                                            Member                                       100%

Rhett-Remount, LLC                                    Member                                       100%

Edmunson Orange Corp.                                 Common Stock                                 100%

Tulip Grove, LLC                                      Member                                       100%

Hermitage Development, LLC                            Member                                       100%

West End Property, LLC                                Member                                       100%

Tinwood, LLC                                          Member                                       100%

Mountain Meadow, LLC                                  Member                                       100%

Middle Tennessee Development, LLC                     Member                                       100%

Hermitage Development II, LLC                         Member                                       100%

Bordeaux Development, LLC                             Member                                       100%

Atlantic-Pennsylvania, LLC                            Member                                       100%


                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

8th and 20th Chelsea, LLC                             Member                                       100%

Slausen Central, LLC                                  Member                                     Note 3
Jog Road, LLC                                         Member                                        50%
                                                      Member                                        50%

Southland Centers II, LLC                             Member                                       100%

Broadman, LLC                                         Member                                       100%

GME/RRG I, LLC                                        Member                                        50%
                                                      Member                                        50%

K&G/Regency II, LLC                                   Member                                        50%
                                                      Member                                        50%

RRG-RMC-Tracy, LLC                                    Member                                        50%
                                                      Member                                        50%

Regency Ocean East Partnership Limited                General Partnership                           25%
                                                      Limited Partnership                           75%

Regency Woodlands/Kuykendahl, Ltd.                    General Partnership                           50%
                                                      Limited Partnership                           50%

OTR/Regency Colorado Realty Holdings, L.P.            General Partnership                           30%
                                                      Limited Partnership                           70%


                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

OTR/Regency Texas Realty Holdings, L.P.               General Partnership                           30%
                                                      Limited Partnership                           70%


R&KS Dell Range, LLC                                  Member                                       100%

T&M Shiloh Development Company                        General Partnership                           50%
                                                      General Partnership                           50%

T&R New Albany Development Company LLC                Member                                        50%
                                                      Member                                        50%

Luther Properties, Inc.                               Common Stock                                 100%

Regency Realty Group, N.E.                            Common Stock                                 100%

Vista Village, LLC                                    Member                                        50%
                                                      Member                                        50%

Valleydale, LLC                                       Member

East Towne Center, LLC                                Member

Regency/DS Ballwin, LLC                               Member                                        50%
                                                      Member                                        50%


Regency Centers Advisors, LLC                         Member                                       100%

RC Georgia Holdings, LLC                              Member                                       100%



                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

Regency Centers Georgia, L.P.                         General Partnership                            1%
                                                      Limited Partnership                           99%

Regency Centers Texas, LLC                            Member                                       100%

Columbia Regency Retail Partners, LLC                 Member                                        20%

                                                      Member                                        80%

Columbia Regency Texas 1, L.P.                        General Partnership                            1%

                                                      Limited Partnership                           99%

Regency Texas 1, LLC
                                                      Member                                       100%

Macquarie CountryWide-Regency, LLC                    Member                                        25%
                                                      Member                                        75%

MCW-RC FL-King's, LLC (fka MCW-RC Florida, LLC)       Member                                       100%

MCW-RC FL-Anastasia, LLC                              Member                                       100%

MCW-RC FL-Ocala, LLC                                  Member                                       100%

MCW-RC FL-Shoppes at Pebblebrooke, LLC                Member                                       100%



                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------


MCW-RC FL-Shoppes at 104, LLC                         Member                                       100%

MCW-RC NC-Oakley, LLC (fka MCW-RC North Carolina,     Member                                       100%
LLC)

MCW-RC SC-Merchant's, LLC (fka MCW-RC South           Member                                       100%
Carolina, LLC)

MCW-RC VA-Brookville, LLC (fka MCW-RC Virginia, LLC)  Member                                       100%

MCW-RC Texas GP, LLC                                  Member                                       100%

MCW-RC TX-Hebron, LLC (fka MCW-RC Texas, L.P.)        Limited Partnership                        99.99%

                                                      General Partnership                         0.01%

MCW-RC GA-Lovejoy, LLC (fka MCW-RC Georgia, LLC)      Member                                       100%

MCW-RC GA-Orchard, LLC                                Member                                       100%

MCW-RC CO-Cheyenne, LLC                               Member                                       100%

MCW-RC CA-Campus, LLC (fka MCW-RC California), LLC    Member                                       100%

MCW-RC CA-Garden Village, LLC                         Member                                       100%


                                                       NATURE OF                                 % OF
          ENTITY                                       INTEREST                                 OWNERSHIP
-----------------------------------------------------------------------------------------------------------

MCW-RC WA-James, LLC (fka MCW-RC Washington, LLC)     Member                                       100%

MCW-RC AL-Trace Crossing, LLC                         Member                                       100%

MCW-RC KY-Silverlake, LLC (fka MCW-RC Kentucky, LLC)  Member                                       100%

Columbia Retail Washington 1, LLC                     Member                                       100%

Columbia Cascade Plaza, LLC                           Member                                         1%

                                                      Member                                        99%

Columbia Retail Texas 2, LLC                          Member                                       100%

Columbia Retail MacArthur Phase II, LP                Member                                         1%

                                                      Member                                        99%



Note 1: These shares are pledged to the lenders under Regency Centers, L.P.'s line of credit.

Note 2: Snowden Leftwich is a Regency employee who is the licensed broker for this entity. Colorado requires that the broker must own a minimum of 20% of the equity in a licensed entity.

Note 3: Regency is negotiating with an outside investor to participate in Slausen Central, LLC. At this time the extent of the participation has not been determined.